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                                                                   Exhibit 10.21

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of this ____ day of ______, 2004 by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("BUYER"), W. WHITLOW WYATT (the "STOCKHOLDER") and Manufacturers and Traders Trust Company ("ESCROW AGENT") under that certain Stock Purchase Agreement dated as of June [__], 2004 (the "STOCK PURCHASE AGREEMENT") by and among Buyer and Stockholder and Altama Delta Corporation ("ALTAMA DELTA"), a Georgia corporation.

                                R E C I T A L S :

      Pursuant to the Stock Purchase Agreement, Buyer is acquiring all of the outstanding capital stock of Altama Delta and in consideration for the purchase of such shares, Buyer has agreed to issue _____ shares of Buyer common stock together with a payment of $36,500,000 in immediately available funds and under
Section 2(c) of the Stock Purchase Agreement (subject to adjustment for any Overpaid Amounts or Underpaid Amounts (as defined therein)) and a $2,000,000 contingent earn-out payment under Section 2(d) of the Stock Purchase Agreement. The Buyer and the Stockholder have further agreed that all such shares of Buyer common stock shall be paid by deposit thereof by Buyer with the Escrow Agent to be held, invested and distributed as provided herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

      1. DEFINITIONS. All capitalized terms used herein without definitions shall have the meanings specified in the Stock Purchase Agreement. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow Amount shall be governed by the provisions of this Agreement.

      2. APPOINTMENT OF ESCROW AGENT. The Buyer and the Stockholder hereby appoint and designate the Escrow Agent as the escrow agent hereunder upon the terms and conditions and for the purposes set forth herein. The Escrow Agent hereby acknowledges receipt of the Escrow Amount (as hereafter defined) and hereby accepts its appointment and agrees to act as Escrow Agent and to hold, invest and disburse the Escrow Amount upon the terms and conditions and for the purposes set forth in this Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

      3. ESTABLISHMENT OF ESCROW ACCOUNT.

            (a) At or prior to the Closing, Escrow Agent shall establish an Escrow Account in which the Escrow Amount shall be held, invested and distributed. At the Closing, Buyer shall instruct its transfer agent to deliver to the Escrow Agent for deposit into the Escrow Account, a certificate issued in the name of the Escrow Agent for the number of shares of Buyer common stock issued for the benefit of the Stockholder pursuant to the Stock Purchase Agreement (the "ESCROW SHARES" and, together with the Distributions referred to below, the "ESCROW AMOUNT") as required by Section 2(c) of the Stock Purchase Agreement.
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            (b) In the event the Escrow Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of all or substantially all of the assets of Altama Delta or Buyer and liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrow Shares shall all be retained by it as part of the Escrow Amount. All such cash, property, Buyer capital stock and other securities received and retained by the Escrow Agent pursuant to the foregoing sentence are referred to herein as "DISTRIBUTIONS." Notwithstanding the foregoing, any non-liquidating cash dividends in respect of the Escrow Shares shall not be retained by the Escrow Agent and shall not become part of the Escrow Amount, and instead shall be promptly remitted to Stockholder.

            (c) The Escrow Agent shall file information returns with the United States Internal Revenue Service and payee statements with Stockholder, documenting all Distributions and gains earned or realized on the Escrow Amount for the account of Stockholder (collectively, "EARNINGS"). Stockholder shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes from the Escrow Amount.

      4. MAINTENANCE OF THE ESCROW ACCOUNT.

            (a) All Escrow Shares or other securities which become part of the Escrow Amount (collectively, the "ESCROW SECURITIES") shall be registered in the name of the Escrow Agent or its nominee. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Securities required by this Agreement. Buyer shall cooperate with the Escrow Agent in issuing, or causing its transfer agent to issue, such stock certificates as shall be required to effect such transfers which involve Buyer capital stock.

            (b) Pending disbursement of any funds held by the Escrow Agent hereunder, such funds shall be invested and reinvested by the Escrow Agent in
(a) FDIC insured certificates of deposit, (b) shares of money market mutual funds selected by Escrow Agent or, (c) direct obligations of, or obligations guaranteed as to principal and interest by, the United States, in either case maturing in three (3) months or less. Unless and until otherwise directed by Stockholder, Escrow Agent shall invest any such funds in direct obligations of, or obligations guaranteed as to principal and interest by, the United States.

            (c) The Escrow Agent shall vote all Escrow Securities other than Disputed Securities as directed by the Stockholder in his sole and absolute discretion. The Buyer shall vote all Disputed Securities in such manner as it determines in its sole and absolute discretion.

      5. CLAIMS AND DISBURSEMENTS.

            (a) For purposes of this Agreement: (i) the term "ESCROW CLAIM TERMINATION DATE" shall mean that date which is eighteen (18) months from the date hereof; (ii) the term


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"BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized to close; and (iii) the term "ESCROW SECURITIES VALUE" as it applies to the Escrow Shares shall mean the average closing price of one share of Buyer common stock on the American Stock Exchange for the twenty (20) consecutive trading days preceding the second (2nd) trading day prior to the date of any delivery or set aside of Escrow Securities by the Escrow Agent, and as it applies to all other Escrow Securities shall mean the average closing price of such securities in the primary market where they trade for the twenty (20) consecutive trading days preceding the second (2nd) trading day prior to the date of any delivery or set aside of Escrow Securities by the Escrow Agent or in the absence of a trading market, the fair market value thereof determined by the Escrow Agent.

            (b) If, at any time prior to the Escrow Claim Termination Date, the Buyer seeks to have any portion of the Escrow Amount distributed to it as payment of a claim ("CLAIM") for an Overpayment Amount under Section 2(b)(iii) of the Stock Purchase Agreement or indemnification or other payments due under
Section 8 of the Stock Purchase Agreement, it shall file with the Escrow Agent, with a copy to the Stockholder, a written demand (a "BUYER DEMAND") for such distribution to be made to it from the Escrow Amount. The Buyer Demand shall include a statement that the Buyer has contemporaneously delivered a copy of the Buyer Demand to the Stockholder. The Escrow Agent shall disburse to the Buyer Escrow Securities with an aggregate Escrow Securities Value as of the date of distribution equal to the amount of the Claim set forth in the Buyer Demand, unless the Stockholder delivers an objection in writing (the "STOCKHOLDER OBJECTION") to the Escrow Agent (with a copy to the Buyer) prior to the fifteenth (15th) business day following the date of delivery of the Buyer Demand to the Escrow Agent (the "OBJECTION PERIOD") to the effect that the Buyer is not so entitled and setting forth the reasons therefor. If no Stockholder Objection is so delivered, then the Escrow Agent shall make such distribution to Buyer on the first day following the end of the Objection Period. If a Stockholder Objection is delivered to the Escrow Agent prior to the end of the Objection Period, then no disbursement shall be made by the Escrow Agent pursuant to the Buyer Demand except in accordance with the terms and conditions hereof.

            (c) If the Stockholder timely objects to a Buyer Demand pursuant to a Stockholder Objection delivered to the Escrow Agent prior to the end of the Objection Period, the Escrow Agent shall promptly (i) set aside Escrow Securities with an aggregate Escrow Securities Value in the amount of the Claim or portion thereof to which the Stockholder has objected (such funds being the "DISPUTED SECURITIES"), (ii) promptly distribute to the Buyer the Escrow Securities with an Escrow Securities Value in an amount equal to the undisputed Claim.

            (d) The Escrow Agent shall hold a certificate or certificates representing any Disputed Securities until the Escrow Agent shall have received
(i) a Joint Instruction in accordance with Section 5(e) below, or (ii) a final and non-appealable order of a court of competent jurisdiction, in either case directing the disbursement of the Disputed Securities.

            (e) At any time after the date of the Closing, the Escrow Agent may be advised in writing by the Buyer and the Stockholder to disburse all or a portion of the Escrow Amount pursuant to a joint written instruction (the "JOINT INSTRUCTION"), in which case the


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Escrow Agent shall disburse the Escrow Amount, or portion thereof, in accordance with the terms and in the manner set forth in such Joint Instruction.

            (f) Upon the Escrow Claim Termination Date, the Escrow Agent shall distribute all Escrow Amounts other than Disputed Securities to the Stockholder. The Escrow Agent shall continue to hold, invest and disburse the Disputed Securities in accordance with the terms hereof.

            (g) The Stockholder and the Buyer each agree that they will give to each other copies of any Buyer Demand or Stockholder Objection, as the case may be, concurrently with the delivery thereof to the Escrow Agent.

      6. TERM OF ESCROW AGREEMENT. This Agreement shall terminate upon the complete distribution of the Escrow Amount in accordance with Section 5 above.

      7. FEES OF THE ESCROW AGENT. The fees of the Escrow Agent, including (a) the normal costs of administering the Escrow Account as set forth on the Fee Schedule attached hereto as ANNEX A, and (b) all fees and costs associated with the Escrow Agent's administration of the Escrow Account, shall be paid by Buyer. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Account or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

      8. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith, or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud or determining the scope of any agent's authority. In addition, the Escrow Agent, at the expense of Buyer and Stockholder, may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall not be responsible for mistakes with respect to determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

      9. CONTROVERSIES. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Amount, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage.


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Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court the Escrow Amount and all documents and certificates related thereto, except all costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the escrow, and the action will be deemed to be solely a dispute between the parties subject to the Stock Purchase Agreement.

      10. INDEMNIFICATION OF ESCROW AGENT. Buyer and Stockholder agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the gross negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this Section 10 shall impair the rights of Buyer and Stockholder, as between themselves.

      11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows:
Buyer and Stockholder shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then the Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $200,000,000. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall deliver the Escrow Amount then held by it to the successor Escrow Agent and shall thereafter be discharged from any further duties and liability under this Agreement.

      12. MISCELLANEOUS.

            (a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Buyer and Escrow Agent and their successors and assigns.

            (b) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.


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The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

            (c) Entire Agreement. This Agreement, and the Annexes heretoconstitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one business day after it is sent by reputable nationwide overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (i)  If to the Stockholder:

                           W. Whitlow Wyatt
                           2879 Rivermeade Drive
                           Atlanta, Georgia 30327
                           Fax No. (404) 885-1938

                       Copy to:

                           Morris, Manning & Martin, L.L.P.
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia  30326
                           Attention:        J.F. Sandy Smith, Esq.
                           Fax No. (404) 365-9532

                  (ii) If to Buyer:

                           Phoenix Footwear Group, Inc.
                           5759 Fleet Street, Suite 220
                           Carlsbad, California 92008
                           Attention:  James Riedman, Chairman and CEO

                       Copy to:

                           Woods Oviatt Gilman LLP
                           700 Crossroads Building
                           Rochester, New York  14614


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                           Attention:  Gordon E. Forth, Esq.

                  (iii) If to Escrow Agent:

                           Manufacturers and Traders Trust Company
                           One M&T Plaza, 7th Floor
                           Buffalo, New York 14203
                           Attention: Joan H. Stapley

            (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

            (f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

            (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

            (i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of New York (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

                                    ESCROW AGENT:


                                    -----------------------------------------

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Its:
                                        -------------------------------------


                                    BUYER:

                                    PHOENIX FOOTWEAR GROUP, INC.

                                    By:
                                       --------------------------------------
                                    Name:  James R. Riedman
                                    Title: Chief Executive Officer and President

                                    STOCKHOLDER:


                                    -----------------------------------------
                                    W. Whitlow Wyatt, as Stockholder


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                                     ANNEX A

                            ESCROW AGENT FEE SCHEDULE


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